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                                                                     Exhibit 4.8


             INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

         This INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Instrument"), dated as of May 16, 1996 (the "Execution Date"), by and among Brunswick Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), First Trust of Illinois, National Association (as the successor to Bank of America Illinois, formerly known as Continental Illinois National Bank and Trust Company of Chicago), an Illinois state banking corporation (the "Resigning Trustee") and Harris Trust and Savings Bank, an Illinois state banking corporation (the "Successor Trustee").

         WHEREAS, the Corporation and the Resigning Trustee entered into an indenture, dated as of March 15, 1987 (the "Indenture"), providing for the issuance by the Corporation from time to time of its unsecured debentures, notes and/or other evidences of indebtedness (the "Securities"); and

         WHEREAS, the Resigning Trustee has been acting as trustee, paying agent, authenticating agent and registrar under the Indenture; and

         WHEREAS, Section 8.10(a) of the Indenture provides that the Trustee may resign and be discharged of the trust created by the Indenture by giving written notice thereof to the Corporation and by mailing notice thereof to the holders of the Securities; and

         WHEREAS, the Resigning Trustee hereby gives notice to the Corporation of its resignation to become effective upon the acceptance of appointment by a successor trustee; and

         WHEREAS, Section 8.10 of the Indenture provides that in case the trustee shall resign, the Corporation shall promptly appoint a successor trustee by a written instrument executed by order of the Board of Directors; and

         WHEREAS, Section 8.11 of the Indenture provides that a successor trustee shall be qualified under the provisions of Section 8.09 of the Indenture; and

         WHEREAS, Section 8.11 of the Indenture provides that any successor trustee appointed under the Indenture shall execute, acknowledge and deliver to the Corporation and to its predecessor trustee an instrument accepting such appointment and thereupon the resignation of the Resigning Trustee shall become effective and the Successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights,
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powers, duties and obligations of the Resigning Trustee with like effect, as if originally named trustee; and

         NOW, THEREFORE, pursuant to the Indenture and in consideration of the covenants herein contained, it is agreed as follows (words and phrases not otherwise defined in this Instrument shall have the meaning given hereto in the Indenture):

                             THE RESIGNING TRUSTEE

         1. Pursuant to the terms of the Indenture, the Resigning Trustee hereby notifies the Corporation that the Resigning Trustee is resigning as trustee under the Indenture effective as of May 22, 1996 (the "Effective Date").

         2. Effective as of the Effective Date, the Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all of its rights, powers, duties and obligations of the Resigning Trustee under the Indenture.

         3. The Resigning Trustee agrees to execute and deliver such further instruments and shall take such further actions as the Successor Trustee or the Corporation may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, titles, interests, capacities, privileges, duties and responsibilities hereby assigned, transferred, delivered and confirmed to the Successor Trustee, including without limitation, the execution and delivery of any instruments required to be re-perfect all liens that it may have on the trust in the name of the Successor Trustee.

         4. Promptly after the execution and delivery of this Instrument, the Resigning Trustee shall cause notice of the resignation, appointment and acceptance effected hereby to be given as is required pursuant to Section 8.10(a) of the Indenture.

         5. Promptly after the Effective Date, the Resigning Trustee shall provide the governing documents to the Successor Trustee.

                                THE CORPORATION

         1. Effective as of the Effective Date, the Corporation hereby accepts the resignation of the Resigning Trustee and appoints the Successor Trustee as successor in trust under the Indenture and confirms to the Successor Trustee all of the rights, powers, duties and obligations of the trustee under the Indenture.

         2. The Corporation agrees to execute and deliver such further instruments and to take such further action as the Successor Trustee may reasonably request so as to more fully and





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certainly vest and confirm in the Successor Trustee all the rights, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

         3. The Corporation hereby represents and warrants that to the best knowledge of the Corporation there has been no notice of an Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default under the terms of the Indenture, as of the Effective Date.

                             THE SUCCESSOR TRUSTEE

         1. Effective as of the Effective Date, the Successor Trustee hereby accepts its appointment as successor trustee under the Indenture and shall be vested with all of the rights, powers, duties and obligations of the trustee under the Indenture.

         2. The Successor Trustee hereby represents that it is qualified and eligible under the provisions of Section 8.09 of the Indenture to be appointed successor trustee and hereby accepts the appointment as successor trustee and agrees that upon the signing of this Instrument it shall become vested with all of the rights, powers, duties and obligations of the Resigning Trustee as trustee with respect to all series of Securities with like effect as if originally named as trustee under the Indenture.

         3. The Successor Trustee shall perform such functions as paying agent, registrar and transfer agent pursuant to the terms of the Indenture at its Corporate Trust Office in Chicago, Illinois, where notices and demands to or upon the Corporation in respect of the Securities or the Indenture may be served, or the Securities may be presented or surrendered for payment and where the Securities may be surrendered for exchange or registration of transfer.

                                 MISCELLANEOUS

         1.      (a)      Notwithstanding the resignation of the Resigning
Trustee as trustee under the Indenture, the Company shall remain obligated under the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its trusteeship under the Indenture prior to the date hereof pursuant to the terms of the Indenture.

                 (b) The Resigning Trustee agrees to indemnify and save the Successor Trustee harmless against any and all costs, claims liabilities, expenses, losses or damages whatsoever (including all reasonable fees, expenses and disbursements of counsel, auditors or other agents or expert(s), which the Successor Trustee may suffer or incur at any time or times as a result of the Successor Trustee's accepting the appointment and acting as





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successor trustee under the Indenture which may arise out of the Resigning
Trustee's willful misconduct, bad faith or negligence during the term of its trusteeship, as determined on the basis of the provisions contained in the Indenture.

                 (c) The Successor Trustee agrees to indemnify and save the Resigning Trustee harmless from and against any and all costs, claims, liabilities, expenses, losses or damages whatsoever (including all reasonable fees, expenses and disbursements and the reasonable fees, expenses and disbursements of counsel and agents), incurred by the Resigning Trustee which may arise out of the Successor Trustee's willful misconduct, bad faith or negligence during the term of its trusteeship as determined on the basis of the provisions contained in the Indenture.

         2. The parties hereto agree that as of the Effective Date, all references to the Resigning Trustee as trustee in the Indenture shall be deemed to refer to the Successor Trustee. After the Effective Date, all notices or payments which were required by the terms of the Indenture to be given or paid to the Resigning Trustee, as trustee, shall be given or paid to:

                         HARRIS TRUST AND SAVINGS BANK
                             311 West Monroe Street
                      Attention:  Indenture Trust Division
                            Chicago, Illinois  60606

         3. The resignation, appointment and acceptance effected hereby shall become effective as of the opening of business on the Effective Date.

         4. This Instrument shall be governed by and construed in accordance with the laws governing the Indenture.

         5. This Instrument may be executed in any number of counterparts, each of which shall be an original, but which counterparts shall together constitute but one and the same instrument.

         6. Nothing contained in this Instrument shall in any way affect the obligations or rights of the Corporation, the Resigning Trustee or any holder of the Securities under the Indenture. This Instrument shall be binding upon and inure to the benefit of the Corporation, the Resigning Trustee, the Successor Trustee and their respective successors and assigns.

         7. The parties hereby agree that from and after the Effective Date, all fees payable by the Corporation to the trustee under the Indenture shall henceforth be invoiced by and paid to the Successor Trustee at such address and account as





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shall hereafter be provided by the Successor Trustee to the Corporation.

         8. Each of the parties hereto hereby represents and warrants for itself that as of the date hereof, the Effective Date:

         a) it has the power and authority to execute and deliver this Instrument and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part; and

         b) this Instrument has been duly authorized, executed and delivered by it, and constitute a legal, valid and binding agreement enforceable against it in accordance with its terms, except as the enforceability of this Instrument may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor's rights or by general principles of equity limiting the availability of equitable remedies.

         IN WITNESS WHEREOF, the parties hereto have caused this Instrument to be duly executed and attested by their duly authorized officers, all as of the date and year first above written.

                          BRUNSWICK CORPORATION,
                          as Corporation


                          By:  /s/ Richard S. O'Brien
                               -------------------------------------
Attest:                   Title:  Vice President
                                  ----------------------------------


/s/ Michael D. Schmitz
- ----------------------
Assistant Secretary



                          FIRST TRUST OF ILLINOIS,
                          as Resigning Trustee


                          By:  /s/ E.D. Butler
                               -------------------------------------
Attest:                   Title:  Vice President
                                  ----------------------------------


/s/ Patricia M. Trluk
- ---------------------
Assistant Secretary






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                          HARRIS TRUST AND SAVINGS BANK,
                          as Successor Trustee


                          By:  /s/ J. Bartolini
                               -------------------------------------
Attest:                   Title:  Vice President
                                  ----------------------------------


/s/ D.G. Donovan
- -------------------
Assistant Secretary




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                             NOTICE TO THE HOLDERS
                                       OF

                             BRUNSWICK CORPORATION

                           $100,000,000 8 1/8% NOTES
                           DUE 1997, CUSIP 117043AD1

Notice is hereby given pursuant to Section 8.10 of the Indenture dated as of March 15, 1987 between Brunswick Corporation (the "Issuer") and First Trust of Illinois, National Association, successor to Bank of America Illinois (the "Trustee") that the Trustee has resigned and the Issuer has appointed Harris Trust and Savings Bank as Successor Trustee (the "Successor Trustee") pursuant to Section 8.10 of the Indenture effective May 22, 1996.

First Trust of Illinois, National Association will cease to act as Trustee and Registrar on the Notes. Inquiries regarding the above issue should continue to be forwarded to the Issuer.

The address and telephone number of the Successor Trustee is as follows:

                         Harris Trust and Savings Bank
                                311 West Monroe
                               Chicago, IL  60606
                     Attn:  Indenture Trust Administration
                                 (312) 461-2908

By First Trust of Illinois, National Association, resigning Trustee


This notice is given for informational purposes only. No action is required to be taken by the bondholders.
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                             NOTICE TO THE HOLDERS
                                       OF

                             BRUNSWICK CORPORATION

                           $125,000,000 7 3/8% NOTES
                           DUE 2023, CUSIP 117043AE9

Notice is hereby given pursuant to Section 8.10 of the Indenture dated as of March 15, 1987 between Brunswick Corporation (the "Issuer") and First Trust of Illinois, National Association, successor to Bank of America Illinois (the "Trustee") that the Trustee has resigned and the Issuer has appointed Harris Trust and Savings Bank as Successor Trustee (the "Successor Trustee") pursuant to Section 8.10 of the Indenture effective May 22, 1996.

First Trust of Illinois, National Association will cease to act as Trustee, Registrar and Transfer Agent on the Debentures. Inquiries regarding registration and transfer should be directed to Harris Trust and Savings Bank at the address provided below.

The address and telephone number of the Successor Trustee is as follows:

                         Harris Trust and Savings Bank
                                311 West Monroe
                               Chicago, IL  60606
                     Attn:  Indenture Trust Administration
                                 (312) 461-2908

By First Trust of Illinois, National Association, resigning Trustee


This notice is given for informational purposes only. No action is required to be taken by the bondholders.